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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Incentive Plan of our report dated July 30, 1997 (except for Note 19 as to which the date is August 18, 1997) with respect to the consolidated financial statements of Comprehensive Care Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended May 31, 1997, filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP

Orange County, California
January 13, 1998

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